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                                                    EXHIBIT (10) (iii) 19

                                  AMENDMENT 1

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                            SAVINGS INCENTIVE PLAN



Effective April 1, 1994, CENTRAL HUDSON GAS & ELECTRIC
CORPORATION SAVINGS INCENTIVE PLAN is hereby amended as follows:

The following paragraph will be added as item 2.14 to Article 2 entitled "Top Heavy And Administration" on Page 32 of the Plan:

2.14 Indemnification - In connection with any action or determination, the Administrator shall be entitled to rely upon information furnished by the Employer. To the extent permitted by law and to the extent not covered by insurance provided by the Employer, the Employer shall indemnify the members of the Board of Directors of the Employer, the Administrator and any other employees of the Employer who have fiduciary responsibility with respect to the Plan from and against any and all liability, loss, cost and/or expense sustained by reason of any act or failure to act in connection with the performance of their duties, responsibilities and obligations under the Plan, ERISA and other applicable law. Such indemnification shall include attorney's fees and other costs and expenses reasonably incurred in defense of any action brought by reason of any such act or failure to act.




CENTRAL HUDSON GAS & ELECTRIC
CORPORATION


Date:      July 22, 1994


By:
            ELLEN AHEARN
    Title  Corporate Secretary








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